                  UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
               Washington, D.C.  20549

               FORM 8-K/A
              Amendment No. 1

             CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
             SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
December 21, 2009 (December 15, 2009)

AMERIS BANCORP
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, SE
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

                           (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preliminary Note:

This Current Report on Form 8-K/A (Amendment No. 1) amends the Current Report on Form 8-K filed on December 21, 2009 (the "Original Form 8-K") by Ameris Bancorp (the "Company") in order to correct an error in the committees of the Company identified in Item 5.02 of the Original Form 8-K.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On December 15, 2009, V. Wayne Williford was appointed as a director of Ameris Bancorp (the "Company") to fill a vacancy on the Company's Board of Directors.  Mr. Williford will serve on the Company's Audit Committee and Corporate Governance and Nominating Committee.  Mr. Williford will receive the standard compensation paid to members of the Company's Board of Directors, as described in the Company's 2009 Proxy Statement filed with the SEC on April 16, 2009.  There are no understandings or arrangements between Mr. Williford and any other person pursuant to which he was selected as a director.

    Mr. Williford is Vice President, Secretary and Treasurer of J.B. Coxwell Contracting, Inc.  He currently serves as a member of the Ameris Bank - Jacksonville, Florida community board of directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:  /s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.
President and Chief Executive Officer

Dated:  December 21, 2009